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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                        Date of Report: August 22, 2000
                       (Date of earliest event reported)


                               drkoop.com, Inc.
            (exact name of registrant as specified in its charter)

            Delaware                    Commission File:                          95-4697615
(State or other jurisdiction               000-26275                (I.R.S. Employer Identification No.)
    of incorporation or
       organization)


                               7000 North Mopac
                              Austin, Texas 78731
         (Address of Principal executive offices, including zip code)



                                (512) 583-5667
             (Registrant's telephone number, including area code)



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ITEM 1.  CHANGE OF CONTROL

     We have entered into a series of financing and related transactions which may be deemed to constitute a change of control. The following summaries of our preferred stock and of agreements that we have entered into are summaries and are qualified in their entirety by references to the agreements and Certificate of Designation of our preferred stock which we are filing as exhibits with this report. Investors are urged to review the full text of those documents which define the rights of the new investors.

General

     As previously disclosed, we completed a private placement of $27.5 million of our Series D 8% Convertible Preferred Stock ("Preferred Stock") to accredited investors. The private placement was consummated in two tranches. The first tranche of $20.0 million of Preferred Stock was consummated on August 22, 2000 and the second tranche of $7.5 million of Preferred Stock was completed on August 25, 2000. The offering was made solely to accredited investors by way of a private placement exempt from registration under the Securities Act of 1933, as amended. Commonwealth Associates, L.P. ("Commonwealth") acted as placement agent in the private placement. The 2,750,000 shares of Preferred Stock issued in the private placement are initially convertible into 78,571,428 shares of our common stock reflecting a conversion price of $0.35 per share. This conversion price is subject to adjustments.

     In connection with the private placement, we hired a new management team, which is headed by Richard M. Rosenblatt, our new Chief Executive Officer. Our new management team, Prime Ventures, LLC (a venture capital firm specializing in investments in Internet and technology companies that is also managed by members of our new management team) and certain members and associates of Prime Ventures, LLC (collectively, the "Prime Investors") purchased approximately $6.0 million of the Preferred Stock in this private placement. In connection with the private placement and the hiring of the new management team, we also issued (i) options to purchase 13,371,000 shares for $0.35 per share to members of our new management team and certain other new employees, (ii) warrants to purchase 2,721,426 shares for $0.35 per share to the Prime Investors (the "Prime Investor Warrants") and (iii) warrants to purchase 3,629,000 shares for a purchase price of $0.35 per share to Prime Ventures, LLC (the "Prime Warrants"). The placement agent received warrants and other compensation for placing the securities. Please see "Compensation to Placement Agent; Repayment of Bridge Loan and Other Transaction Expenses."

     As we previously reported, in connection with this private placement, we obtained a waiver from the Nasdaq Stock Market, Inc. to its standard requirement that stockholder approval be obtained in advance of any private placement of equity securities if the transaction would result in a change of control of the company or in shares of common stock representing more than 19.9% of our outstanding stock being issued at less than market prices. In compliance with the requirements of Nasdaq, on July 14, 2000 and August 21, 2000 we mailed to our stockholders notices of the granting of this waiver.

Preferred Stock

     The Preferred Stock, which was issued for an initial issuance price of $10.00 per share, has a liquidation preference of $15.00 per share, plus accrued and unpaid dividends, which is payable upon (i) the liquidation or dissolution of the company, (ii) the merger of the company where the stockholders immediately prior to such merger no longer retain more than 50% of the

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voting control, or (iii) the sale of all or substantially all of the assets of the company. In the event of a merger or sale, we may elect to pay the liquidation amount in shares of our common stock in lieu of cash. The liquidation preference of the Preferred Stock is payable to holders of record of the Preferred Stock before and in preference to any distribution to the holders of our common stock or any other security that is junior to the Preferred Stock.

     The holders of Preferred Stock are entitled to vote their shares of Preferred Stock on an as-converted basis with the holders of common stock as a single class on all matters submitted to a vote of the holders, except as otherwise required by applicable law.

     Each share of Preferred Stock is convertible at any time (subject to the approval by our stockholders of an amendment to our Certificate of Incorporation to increase our number of authorized shares of common stock, as described below), at the option of the holder, into a number of shares of Common Stock determined by dividing the face value of the Preferred Stock (i.e. $10.00 per share) by the conversion price, initially $0.35 per share. The Preferred Stock will automatically convert into shares of common stock at the then applicable conversion price upon either a public offering or private placement of our common stock raising gross proceeds in excess of $25.0 million, in each case at a price per share in excess of $1.50 (as adjusted for stock splits, recapitalizations and other similar events). In addition, the Preferred Stock will also automatically convert into shares of common stock at the then applicable conversion price if the closing bid price for our common stock has traded at twice the conversion price for a period of 20 consecutive trading days, so long as our common stock is trading on a national securities exchange or the Nasdaq Small Cap or National Market and the shares issuable upon conversion of the Preferred Stock are registered for resale under the Securities Act of 1933. The initial $0.35 conversion price of the Preferred Stock is subject to adjustment for stock splits, recapitalizations and other similar structural events. In addition, if our average closing bid price for our common stock for the 20 trading days preceding August 21, 2002 is less than the then applicable conversion price, the conversion price will automatically be reset to such lower price. In addition, the conversion price is subject to adjustment in the event we issue securities at a price per share less than the then current market price of our common stock or the conversion price, subject to certain exceptions.

     We currently do not have sufficient shares of common stock authorized under our Certificate of Incorporation to cover all shares of our common stock that we may be required to issue upon conversion of the Preferred Stock and exercise of the warrants described below. Our board of directors has approved an amendment to increase the authorized number of shares of common stock to 500,000,000 and this amendment will be considered at our annual meeting of stockholders which will be noticed and held in the near future. The purchasers of Preferred Stock have each agreed to vote their shares of Preferred Stock in favor of this amendment at our annual meeting.

Warrants

     In connection with the private placement, we issued warrants to purchase an aggregate of 6,142,857 shares of common stock (the "Agency Warrants") to Commonwealth and the Prime Investor Warrants to purchase an aggregate of 2,721,426 shares of common stock to Prime. We also issued to Prime the Prime Warrants to purchase an aggregate of 3,629,000 shares of common stock. The Agency Warrants, the Prime Investor Warrants and the Prime Warrants have an exercise price of $0.35 per share, subject to adjustments under certain circumstances, and each of the warrants has a five-year term. The Agency Warrants and the Prime Investor Warrants are exercisable in full immediately. The Prime Warrants are exercisable immediately for up to 25% of the shares of

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common stock underlying the Prime Warrants and for up to an additional 25% of the shares of common stock underlying the Prime Warrants on the first, second and third anniversaries of August 22, 2000.

     Finally, in connection with the consummation of the private placement, we restructured certain warrants we had previously issued to Commonwealth and an affiliate in connection with a bridge loan and line of credit extended to us by Commonwealth and its affiliate. These warrants (the "Bridge Warrants") are now exercisable to purchase 14,785,714 shares of common stock for an exercise price of $0.35 per share. They have a seven year term and become exercisable November 1, 2000, subject to acceleration in the event of a merger or sale transaction involving the company.

Compensation to Placement Agent; Repayment of Bridge Loan; Other Transaction Expenses

     In connection with the private placement, we agreed to (i) pay Commonwealth a cash fee equal to 7% of the gross proceeds resulting from the sale of the Preferred Stock ($1,925,000 in total); (ii) issue to Commonwealth the Agency Warrant to purchase 6,142,857 shares of common stock at an exercise price of $0.35 per share, subject to adjustment; (iii) reimburse Commonwealth for expenses incurred by it in connection with the private placement, up to a maximum of $350,000; and (iv) pay Commonwealth an advisory fee of $600,000. Under the above arrangements, we paid an aggregate of $2,875,000 from the proceeds of the private placement to Commonwealth and its affiliates, excluding the amounts described below that we used to repay the outstanding balance under loans previously extended to us by Commonwealth and an affiliate.

     Prior to the consummation of the private placement, Commonwealth and an affiliate provided us with a $1.5 million bridge loan and a $3 million standby line of credit, of which we had drawn $400,000. In connection with these loans, we issued warrants to Commonwealth and its affiliate. As described above, the terms of these warrants were restructured in connection with the private placement and the Bridge Warrants are now exercisable to purchase 14,785,714 shares of common stock for at an exercise price of $0.35 per share. We used proceeds from the private placement to repay in full all amounts owed under the bridge loan and our $400,000 balance outstanding under our $3 million line of credit, plus interest to the date of repayment.

     We have also agreed to pay the legal fees and expenses incurred by our new management team and Prime Ventures, LLC in connection with the private placement, up to a maximum of $75,000.

     We have also engaged Commonwealth as a non-exclusive financial advisor in connection with merger and acquisition transactions and have agreed to pay to Commonwealth between 0.5% and 1.0% of the total consideration paid or received by us in any such transaction.

Registration Rights

     We have entered into an Amended and Restated Registration Rights Agreement with Commonwealth and the investors that acquired our securities in connection with the private placement and certain other parties who obtained securities in the transactions described above. Under this agreement, we are obligated to register for resale the common stock underlying the Preferred Stock, the Bridge Warrants, the Agency Warrants, the Prime Investor Warrants and the Prime Warrants. We are required to cause to a registration statement covering these securities to be

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declared effective no later than nine months following the completion of the private placement. In addition, we have agreed to grant the holders of these securities unlimited "piggyback" registration rights. The rights are subject to rights granted previously to other investors in privately placed securities issued by us, including a number of creditors who accepted common stock as partial payment for amounts otherwise payable to them. As a result, we expect to file at least two resale registration statements in the near future.

Capitalization Following Private Placement

     As of July 31, 2000, we had outstanding 34,912,016 shares of common stock and, on an as converted basis, the Preferred Stock represents approximately 69.3% of our outstanding common stock. In addition to the 78,572,000 shares of common stock issuable upon conversion of the Preferred Stock (assuming our stockholders approve an increase in our authorized capital to allow for the conversion of the Preferred Stock and no adjustment in the conversion price), our presently outstanding common stock excludes:

 . the 6,142,857 shares of common stock issuable upon exercise of the Agency Warrants issued to Commonwealth in connection with the private placement;

 .  the 2,721,426 shares of common stock issuable upon exercise of the Prime
   Investor Warrants issued to certain investors in connection with the private placement;

 .  the 3,629,000 shares of common stock issuable upon exercise of the Prime
   Warrants issued to Prime in connection with the private placement;

 . the 13,371,000 shares of common stock issuable upon exercise of the options granted to our new management team and certain other new employees;

 . 14,786,000 shares issuable (for an exercise price of $0.35 per share) upon exercise of the Bridge Warrants;

 . 13,040,000 shares issuable upon the exercise of the options outstanding pursuant to stock-based employee compensation plans or to consultants, of which 4,089,248 have exercise prices of $2.00 per share and above and 8,950,844 have exercise prices below $2.00 per share (including options that are subject to future vesting requirements);

 . 33,482 shares issuable upon the exercise of warrants held by a stockholder of the company with an exercise price of $4.78 per share; and

 . approximately 2,500,000 shares issuable upon exercise of warrants held by a former business partner of which an estimated 1,780,000 have an exercise price of $8.60 per share and 820,000 have an exercise price of $1.25 per share.


Changes to the Board of Directors

     Our new Chief Executive Officer, Richard M. Rosenblatt, became a director following the initial closing of the private placement. He joined C. Everett Koop, Donald Hackett, Nancy Snyderman and John Zacarro on our board of directors.

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     Under an agreement that we entered into with Commonwealth in connection with the private placement, we agreed that for so long as 400,000 shares of Preferred Stock remain outstanding, we will use our reasonable efforts to cause to be elected to our board two designees of Commonwealth and two designees of the holders of Preferred Stock. We expect Nancy Snyderman and John Zacarro will resign as directors and that Edwin M. Cooperman and Joseph P. Wynne will become directors as Commonwealth's designees and Marshall S. Geller and Scott J. Hyten will become directors as designees of the Preferred Stock investors. In addition, it is expected that our new board will nominate and elect George A. Vandeman as an additional director. This shift in board composition cannot take place until at least ten days after an information statement which complies with Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, is filed with the SEC and mailed to stockholders. We intend to advise stockholders that the membership of the board has been reconstituted by filing an amendment to this Form 8-K and/or distributing a press release.

Management

     Upon consummation of the initial closing of the private placement, Donald Hackett resigned as our Chief Executive Officer and Susan Georgen-Saad resigned as our acting Chief Financial Officer. We expect to continue to pay Mr. Hackett's annual salary for up to one year, and Ms. Georgen-Saad continues to provide certain consulting services to the Company. Our new management team includes Richard M. Rosenblatt as Chief Executive Officer, Edward A. Cespedes as President and Stephen Plutsky as Chief Financial Officer. Each of Messrs. Rosenblatt, Cespedes and Plutsky has entered into employment agreements with the company. The agreements provide that these individuals will dedicate the portion of their business time and attention as is determined by the Board of Directors to be necessary to satisfy their respective obligations under their employment agreements, which shall in any event not be less than a majority of their business time. Mr. Rosenblatt will be paid an annualized base salary of $100,000 for the fist six months of employment and an annualized base salary of $175,000 thereafter. Mr. Cespedes and Mr. Plutsky will each be paid an annualized base salary of $150,000.

     In connection with their entering into employment agreements with us, Mr. Rosenblatt was granted options to purchase 7,837,000 shares of common stock, Mr. Cespedes was granted options to purchase 2,600,000 shares of common stock and Mr. Plutsky was granted options to purchase 1,417,000 shares of common stock, in each case with an exercise price of $0.35 per share. Of these options, 25% vested on the date of grant and the balance will vest in annual installments over three years. Vesting is accelerated in the event of a change of control of the company and in the event of a termination without cause or for good reason under the applicable employment agreements.

     In addition to the options granted to Messrs. Rosenblatt, Cespedes and Plutsky, we issued an additional 1,517,000 options to certain new employees who joined the company along with the new management team. These options generally contain similar vesting provisions.

     Mssrs. Rosenblatt, Cespedes and Plutsky have also entered into lock-up agreements with Commonwealth pursuant to which they have agreed that for a period of twelve months from August 25, 2000, none of them may transfer any securities of the company held by them or acquired during the lock-up period. Commonwealth, in turn, may not transfer any of its warrants or the underlying shares unless each of Mssrs. Rosenblatt, Cespedes and Plutsky and certain

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other individuals have been released from their lock-up provisions. The Prime
Investor Warrants are subject to similar lock-up provisions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

         3.6 Certificate of Designation of Series D 8% Convertible Preferred Stock of drkoop.com, Inc.

         4.2 Bridge Warrant to purchase 13,071,107 shares issued to ComVest Venture Partners L.P.

         4.3 Bridge Warrant to purchase 1,714,607 shares issued to Commonwealth Associates, L.P.

         4.4 Agency Warrant to purchase 6,142,857 shares issued to Commonwealth Associates, L.P.

         4.5  Form of Prime Investor Warrant

         4.6 Prime Warrant to purchase 3,629,000 shares issued to Prime Ventures, LLC

         4.7 Amended and Restated Registration Rights Agreement dated as of August 22, 2000 by and among the Company, Commonwealth Associates, L.P. and the other signatures thereto

        10.62 Placement Agency Agreement by and between the Company and Commonwealth Associates, L.P. dated June 23, 2000*

        10.80 Amendment to Agency Agreement dated as of August 22, 2000 between the Company and Commonwealth Associates, L.P.

        10.81 Letter Agreement dated August 18, 2000 between Commonwealth Associates, L.P. and the Company

        10.82 Letter Agreement dated August 22, 2000 between Prime Ventures, LLC and the Company

        10.83 Form of Lock-up Agreement

        10.84 Non-Qualified Stock Option Agreement dated as of August 22, 2000 by and between the Company and Richard M. Rosenblatt

        10.85 Non-Qualified Stock Option Agreement dated as of August 22, 2000 by and between the Company and Edward A. Cespedes

        10.86 Non-Qualified Stock Option Agreement dated as of August 22, 2000 by and between the Company and Stephen Plutsky

        99.1  Press Release dated August 22, 2000

        99.2  Press Release dated August 28, 2000

* Incorporated by reference to Exhibit 10.62 of the company's quarterly report on Form 10-Q filed August 21, 2000.

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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                          drkoop.com, Inc.



Date:  September 1, 2000                  By  /S/  Richard M. Rosenblatt
                                              --------------------------
                                              Name:   Richard M. Rosenblatt
                                              Title:  Chief Executive Officer

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                                 EXHIBIT INDEX

(c) Exhibits

         3.6 Certificate of Designation of Series D 8% Convertible Preferred Stock of drkoop.com, Inc.

         4.2 Bridge Warrant to purchase 13,071,107 shares issued to ComVest Venture Partners L.P.

         4.3 Bridge Warrant to purchase 1,714,607 shares issued to Commonwealth Associates, L.P.

         4.4 Agency Warrant to purchase 6,142,857 shares issued to Commonwealth Associates, L.P.

         4.5  Form of Prime Investor Warrant

         4.6 Prime Warrant to purchase 3,629,000 shares issued to Prime Ventures, LLC

         4.7 Amended and Restated Registration Rights Agreement dated as of August 22, 2000 by and among the Company, Commonwealth Associates, L.P. and the other signatures thereto

        10.62 Placement Agency Agreement by and between the Company and Commonwealth Associates, L.P. dated June 23, 2000*

        10.80 Amendment to Agency Agreement dated as of August 22, 2000 between the Company and Commonwealth Associates, L.P.

        10.81 Letter Agreement dated August 18, 2000 between Commonwealth Associates, L.P. and the Company

        10.82 Letter Agreement dated August 22, 2000 between Prime Ventures, LLC and the Company

        10.83 Form of Lock-up Agreement

        10.84 Non-Qualified Stock Option Agreement dated as of August 22, 2000 by and between the Company and Richard M. Rosenblatt

        10.85 Non-Qualified Stock Option Agreement dated as of August 22, 2000 by and between the Company and Edward A. Cespedes

        10.86 Non-Qualified Stock Option Agreement dated as of August 22, 2000 by and between the Company and Stephen Plutsky

        99.1  Press Release dated August 22, 2000

        99.2  Press Release dated August 28, 2000

* Incorporated by reference to Exhibit 10.62 of the company's quarterly report on Form 10-Q filed August 21, 2000.

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